                                 EXHIBIT 21.1

                   SOUTHWEST WATER COMPANY AND SUBSIDIARIES

                      SUBSIDIARIES OF THE REGISTRANT (1)

                                Jurisdiction
                                     of
  Name of Subsidiary            Incorporation           Parent
  ------------------            -------------           ------

Suburban Water Systems          California      Southwest Water Company

New Mexico Utilities, Inc.      New Mexico      Southwest Water Company

ECO Resources, Inc.             Texas           Southwest Water Company

Water Suppliers Mobile
 Communication Service          California      Suburban Water Systems

SW Resource Management
 Company                        Delaware        Southwest Water Company

SOCI, Inc. (2)                  Delaware        Southwest Water Company

SW Operating
 Services Co. (2)               Delaware        Southwest Water Company

Southwest Environmental
 Laboratories, Inc. (2)         Texas           ECO Resources, Inc.

Southern Municipal
 Services, Inc. (2)             Texas           ECO Resources, Inc.



All above listed subsidiaries have been consolidated in the Registrant's financial statements.

(1)  As of March 17, 1995
(2)  Inactive